SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)of the Securities Exchange Act of 1934

Filed by the Registrant    [x]
Filed by a Party other than the Registrant    []

Check the appropriate box:
[]       Preliminary Proxy Statement
[]       Confidential,  for  Use  of  the  Commission
         Only (as permitted by Rule 14a-6(e)(2))
[x]      Definitive Proxy Statement
[]       Definitive Additional Materials
[]       Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  MASTEC, INC.
                (Name of Registrant as Specified in Its Charter)
                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[x]      No fee required
[]       Fee computed on table below per Exchange Act Rules 14a-(i)(1) and 0-11.

     1)   Title  of each  class of  securities  to  which  transaction  applies:
          _____________________________________________________________________

     2)   Aggregate   number  of  securities  to  which   transaction   applies:
          _____________________________________________________________________

     3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          _____________________________________________________________________

     4)   Proposed maximum aggregate value of transaction
          _____________________________________________________________________

     5)   Total fee paid:
          _____________________________________________________________________

     []   Fee paid previously with  preliminary  materials.

     [] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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         1)       Amount Previously Paid:
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


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our shareholders:

     The 2000 Annual Meeting of Shareholders of MasTec, Inc. will be held on Wednesday, May 17, 2000, at 9:30 a.m., local time, at our corporate headquarters located at 3155 N.W. 77th Avenue, Miami, Florida. At the Annual Meeting, shareholders will be asked to vote on the following proposals:

     *    The election of two Class II directors for terms expiring in 2003;

     * An increase in the number of shares of Common Stock reserved for issuance under MasTec's 1994 Stock Incentive Plan from 2,500,000 to 3,500,000 and certain related amendments to the plan; and

     *    Such other  business  as may  properly  be  brought  before the Annual
          Meeting.

     Each of these proposals is discussed more fully in the Proxy Statement accompanying this notice. Only shareholders of record at the close of business on March 21, 2000 are entitled to vote at the Annual Meeting. Shareholders, including those whose shares are held by a brokerage firm or in "street" name, will be asked to verify their shareholder status as of the record date upon entrance to the meeting. Accordingly, shareholders (or their legal representatives) attending the Annual Meeting should bring some form of identification to the meeting evidencing shareholder status as of the record date and, in the case of a person attending the meeting on behalf of a shareholder, the representative's right to represent the shareholder at the meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure that your stock is represented at the meeting in case you are not personally present, you are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. You may not vote your shares of stock at the Annual Meeting unless you are present in person or represented by proxy. Shareholders attending the Annual Meeting may vote in person even if they have previously returned a proxy card.

                                              By order of the Board of Directors


                                                               /s/Nancy J. Damon
                                                                  Nancy J. Damon
                                                             Corporate Secretary
Miami, Florida
April 5, 2000

                                 PROXY STATEMENT
                                 _______________

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 17, 2000
                                 _______________

                                     GENERAL

     The Board of Directors of MasTec, Inc. ("MasTec") is furnishing this Proxy Statement to solicit proxies for use at the 2000 Annual Meeting of Shareholders of MasTec, to be held at our corporate headquarters located at 3155 N.W. 77th Avenue, Miami, Florida, on Wednesday, May 17, 2000, at 9:30 a.m., local time.

     At the Annual Meeting, our shareholders will be asked to vote on the following matters, each of which is described in greater detail elsewhere in this Proxy Statement:

     *    The election of two Class II directors for terms expiring in 2003;

     * An increase in the number of shares of Common Stock reserved for issuance under MasTec's 1994 Stock Incentive Plan from 2,500,000 to 3,500,000 and certain related amendments to the plan; and

     *    Such other  business  as may  properly  be  brought  before the Annual
          Meeting.

     The Board of Directors recommends that you vote FOR each of the nominees for Class II director set forth in this Proxy Statement and FOR the increase in the shares reserved for issuance under the 1994 Stock Incentive Plan.

     This Proxy Statement and accompanying proxy and other materials are first being mailed on or about April 5, 2000 to shareholders of record on March 21, 2000. Only shareholders of record at the close of business on March 21, 2000 are entitled to vote at the Annual Meeting. If you are not present in person at the Annual Meeting, your shares can be voted only if represented by proxy. The shares represented by your proxy will be voted in accordance with your instructions only if you properly complete, sign and return the accompanying proxy card to our Corporate Secretary prior to the Annual Meeting. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees for director, for the increase in the shares reserved for issuance under the 1994 Stock Incentive Plan, and in the discretion of the holder of the proxy on all other matters that may properly come before the Annual Meeting. A proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by written notice delivered to our Corporate Secretary, by executing and delivering to our Corporate Secretary a proxy with a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

     MasTec's only class of voting securities is its Common Stock. At March 21, 2000, there were 31,003,830 shares of our Common Stock outstanding, which is the only class of MasTec's capital stock outstanding. As of March 21, 2000 MasTec had 4,569 record shareholders, which does not include shareholders whose shares are held of record by a brokerage firm or otherwise in "street name."

     Each share of our Common Stock entitles its holder to one vote on all matters properly brought before the Annual Meeting. The presence, in person or by proxy, of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is present, directors are elected by a plurality of the votes of the shares voting in person or represented by proxy at the Annual Meeting, which means that the nominees receiving the highest number of votes will be elected to the Board of Directors. If a quorum is present, in order for the increase in the shares reserved for issuance under the 1994 Stock Incentive Plan to be approved, the number of votes cast in favor of the proposal must be greater than the number of votes cast against the proposal.

     Shares that are entitled to vote but that are not voted at the direction of the beneficial owner ("abstentions"), shares represented by proxies or ballots that are marked "withhold authority", and votes withheld by brokers in the absence of instruction from beneficial holders ("broker nonvotes") will be counted for the purpose of determining whether there is a quorum for the transaction of business at the Annual Meeting. In determining whether a matter requiring approval of a majority of the shares voting at the Annual Meeting has been approved or whether a nominee for director has received a plurality of the shares, abstentions, withheld votes and broker nonvotes will be disregarded and will have no effect on the outcome of the vote.

                              ELECTION OF DIRECTORS

     The first matter that shareholders will be asked to vote upon at the Annual Meeting is the election of two Class II directors for terms expiring at the annual meeting of shareholders in the year 2003. The Board of Directors currently is comprised of eight directors elected in three classes, with two Class I, three Class II, and two Class III directors. Directors in each class hold office for three-year terms. The terms of the classes are staggered so that the term of one class terminates each year. The terms of the current Class II directors expire at the Annual Meeting; if elected, the nominees for Class II directors will serve until the annual shareholders meeting in 2003. The terms of the Class III directors expire at the annual shareholders meeting in 2001 and the terms of the Class I directors expire at the annual meeting of shareholders in 2002.

     One of the current Class II directors, Eliot Abbott, has informed MasTec that he does not wish to stand for reelection, and the Board of Directors, as permitted by our bylaws, has resolved that the Board of Directors will be comprised of seven directors (subject to further adjustment by the actions of our Board of Directors or shareholders) following the expiration of the terms of our current Class II directors at the Annual Meeting. The reduction in the size of the Board of Directors will be effected by electing only two Class II directors at the Annual Meeting.

     The following individuals have been nominated by the Nominating Committee of the Board of Directors for election as the Class II directors to be elected at the Annual Meeting:

     *  Olaf Olafsson
     *  William N. Shiebler

     Additional background information regarding each of these nominees is provided below. MasTec has no reason to believe that either of these nominees will refuse or be unable to serve as a director if elected; however, if either of the nominees is unable to serve, each proxy that does not direct otherwise will be voted for a substitute nominee designated by the Board of Directors.

     The election of directors requires the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting. The Board of Directors recommends that you vote FOR each of the nominees named above. Unless otherwise indicated, the accompanying form of proxy will be voted FOR the election of each of the nominees for election as a Class II director named above.

Information as to Nominees and Other Directors

Nominees for Class II Directors

     Olaf Olafsson, 36, has been a member of the Board of Directors since September 1999. Mr. Olafsson has been Vice Chairman of Time Warner Digital Media since November 1999. Prior to joining Time Warner Digital Media, Mr. Olafsson was President of Advanta Corporation, a financial services company, from March 1998 until October 1999 and a member of Advanta's Board of Directors since 1997. Prior to joining Advanta, Mr. Olafsson was the founder and President of Sony Interactive Entertainment, Inc., an interactive entertainment software and hardware unit of Sony Corporation established in 1991. Mr. Olafsson also serves on the Board of Directors of Scholastic Corp., a global children's publishing and media company.

     William N. Shiebler, 58, has been a member of the Board of Directors since June 1999. Mr. Shiebler retired as a Senior Managing Director of Putnam Investments, a Boston based investment management firm, in 1999. Mr. Shiebler served as President of Putnam Mutual Funds from 1990 until 1998. Mr. Shiebler has also been the Chairman of Pacific Corporate Group, a private equity investment management and consulting firm, since March 1999. Before joining Putnam, he was President and Chief Operating Officer of Dean Witter Reynolds Intercapital, the investment management division of Dean Witter Reynolds, Inc. Mr. Shiebler is a member of the Salt Lake City Olympic Organizing Committee.

Class III Directors

     Arthur B. Laffer, 59, has been a member of the Board of Directors since March 1994. Mr. Laffer has been Chairman of the Board of Directors of Laffer Associates, an economic research and financial consulting firm, since 1979 and Chief Executive Officer, Laffer Advisors Inc., an investment advisor and broker-dealer, since 1981. Mr. Laffer is a director of Nicholas Applegate Mutual Funds, Oxigene, Inc., Neff Corporation and Coinmach Laundry Corporation.

     Joseph P. Kennedy, II, 47, has been a member of the Board of Directors since October 1999. Mr. Kennedy is Chairman of Citizens Energy Corporation, a not-for-profit energy provider, which he founded in 1979. Mr. Kennedy served six terms as a U.S. Representative during which time he was a member of the House Banking and Financial Services Committee, a senior member of the House Veteran's Affairs Committee and the co-chair of the Older American Caucus. He also served as the ranking Democrat on the Housing and Community Opportunity Subcommittee.

     Jose S. Sorzano, 59, has been a member of the Board of Directors since October 1994. Mr. Sorzano has been Chairman of the Board of Directors of The Austin Group, Inc., an international corporate consulting firm, since 1989. Mr. Sorzano was also Special Assistant to the President for National Security Affairs from 1987 to 1988; Associate Professor of Government, Georgetown University, from 1969 to 1987; and Ambassador and U.S. Deputy to the United Nations from 1983 to 1985.

Class I Directors

     Jorge Mas, 37, has been our Chairman of the Board of Directors since January 1998 and a director since March 1994. From March 1994 to October 1999, Mr. Mas was our Chief Executive Officer. In addition, Mr. Mas is the Chairman of the Board of Directors of Neff Corporation, a publicly held construction equipment leasing company, is involved in several real estate holding companies and is on the Board of Directors of First Union National Bank. Mr. Mas has been Chairman of the Cuban American National Foundation, Inc., a not-for-profit organization, since July 1999. Mr. Mas also serves on the board of directors of Nova Southeastern University.

     Joel-Tomas Citron, 37, has been our Chief Executive Officer since October 1999 and our President since May 1999. He has been a member of our Board of Directors since January 1998 and Vice Chairman of the Board since November 1998. Mr. Citron was the managing partner of Triscope Capital LLC, a private investment partnership, from January 1998 until December 1998, and Chairman of the Board of Directors of the United States subsidiary of Proventus AB, a privately held investment company based in Stockholm, Sweden, from January 1992 to December 1997. Mr. Citron is also a member of the Board of Directors of Neff Corporation; past Chairman of the Board of Directors of American Information Systems, Inc. (now owned by Exodus Communications, Inc.), a provider of Internet and Internet systems solutions; and a member of the Board of Directors of Telergy, Inc., a facilities-based provider of integrated communications services and high bandwidth fiber optic capacity in the northeast United States.

Other Information Regarding the Board of Directors

Board and Committee Meetings

     During 1999, the Board of Directors met or acted by unanimous written consent on 10 occasions. Each of the directors attended at least 75% of the Board meetings and the meetings of committees of which such director is a member held during the periods for which they served.

     There are four standing committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating Committee.

     The Executive Committee is composed of Jorge Mas, who serves as Chairman, Joel-Tomas Citron and Arthur Laffer. The principal function of the Executive Committee is to act for the Board of Directors when action is required between full Board meetings. During 1999, the Executive Committee met or acted by unanimous written consent nine times.

     The Audit Committee is composed of Arthur Laffer, who serves as Chairman, and Eliot Abbott, Olaf Olafsson, and William N. Shiebler. A copy of the amended Audit Committee charter has been attached as Exhibit "A". The Audit Committee is charged, among other things, with:

     o Reviewing and recommending to the Board of Directors the independent auditors to be selected to audit the financial statements for MasTec, including confirming the competence and independence of the auditors.

     o Reviewing the scope of the proposed annual audit for the current year and the audit procedures to be applied, including approving the annual audit fee proposal from the independent auditors.

     o Discussing with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

     o Reviewing the completed audit,  including any comments or recommendations
by  the  independent   auditors,   and  monitoring  the  implementation  of  any
recommendations adopted by the Committee.

     o Reviewing the financial statements and audit results with management.

     o Reviewing the financial statements contained in MasTec's filed reports to determine that the independent auditors are satisfied with the acceptability and the quality of MasTec's accounting principles as applied in the financial statements and that the information contained in the reports are consistent with the financial statements.

     o Recommending to the Board of Directors whether to include the audited financial statements in MasTec's Annual Report or Form 10-K.

     o Reviewing with financial management and the independent accountants MasTec's quarterly earnings releases prior to release and MasTec's Quarterly Report on Form 10-Q prior to its filing.

     o Reviewing the adequacy and effectiveness of MasTec's accounting and financial controls, including computerized information systems controls and security.

     o Reviewing the internal control function of MasTec, including the independence and authority of its reporting obligations, the proposed internal control plans for the coming year, and the coordination of such plans with the independent auditors.

     o Adopting a code of conduct for MasTec and periodically reviewing with appropriate personnel the actions taken to ensure compliance with the code of conduct and the results of violations of the code of conduct.

     o Reviewing the programs and policies of MasTec designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts.

     o Investigating any matter brought to its attention within the scope of its duties, including retaining independent counsel, accountants and others to assist it in its investigations.

     During 1999, the Audit Committee met on six occasions.

     The Compensation Committee is composed of Arthur Laffer, who serves as Chairman, Olaf Olafsson, Jose Sorzano and William Shiebler. The Compensation Committee is charged with determining compensation packages for the Chief
Executive Officer and the Senior Vice Presidents of MasTec, establishing salaries, bonuses and other compensation for MasTec's other executive and operating officers, administering MasTec's stock option, stock purchase and incentive compensation plans and recommending to the Board of Directors changes to the plans. During 1999, the Compensation Committee met or acted by unanimous consent on 12 occasions.

     The Nominating Committee is composed of Eliott Abbott, who serves as Chairman, and Jorge Mas and Joseph Kennedy, II. The Nominating Committee recommends to the Board of Directors candidates for election to the Board of Directors. The Committee considers candidates recommended by the shareholders pursuant to written applications submitted to our Corporate Secretary.
Shareholder proposals for nominees should include biographical and other information regarding the proposed nominee sufficient to comply with applicable disclosure rules and a statement from the shareholder as to the qualifications and willingness of the candidate to serve on our Board of Directors. During 1999, the Nominating Committee met on four occasions.

Compensation of Directors

     Under MasTec's Non-Employee Directors' Stock Option Plan, our non-employee directors are eligible to receive annually options to purchase shares of Common Stock. The amount and exercise price of the options granted under this plan are set by the Compensation Committee. Options issued under the plan are in lieu of all other compensation to directors for their services as directors. MasTec does not separately compensate its employee directors for their services as directors. Directors are reimbursed for their reasonable expenses in attending Board and committee meetings.

Employment Agreements

     Effective January 1, 2000, MasTec entered into a new employment agreement with Mr. Citron relating to his employment as the Vice Chairman of the Board of Directors, President and Chief Executive Officer. The new agreement is for a term of two years unless earlier terminated, and provides that Mr. Citron will be paid an annual salary of not less than $500,000 in 2000 and $600,000 in 2001. The new agreement also provides for a bonus to be paid to Mr. Citron if MasTec achieves certain budgeted levels of earnings before interest and taxes ("EBIT"), and will be based on a percentage of EBIT, which is consistent with our service line presidents' bonus plan. Additionally, if there is a change of control of MasTec during Mr. Citron's employment term, Mr. Citron will be entitled to all of the unpaid portion of his salary for the full term of this agreement, any bonus that he would have earned for the year in which the change of control occurs, and to certain payments based on stock price levels as well as immediate vesting of any previously unvested options. This agreement also contains non-competition and non-solicitation provisions.

                     APPROVAL OF AN INCREASE IN THE NUMBER
                         OF SHARES RESERVED FOR ISSUANCE
                    UNDER MASTEC'S 1994 STOCK INCENTIVE PLAN

     MasTec has adopted and our shareholders have previously approved the 1994 Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan currently provides for the issuance of an aggregate of 2,500,000 shares of Common Stock, including restricted stock and stock issued upon the exercise of stock options. As of March 21, 2000, only 67,644 shares of Common Stock remained available for issuance under the plan.

     On February 7, 2000, the Board of Directors approved an amendment to the Stock Incentive Plan to increase the maximum number of shares of Common Stock that may be issued under the plan by 1,000,000 and to make certain other related amendments to the plan.

     Shareholders are being asked to consider and approve the amendment to the Stock Incentive Plan. Approval of the amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The amendment will be approved if the votes cast in favor of the amendment are greater than the votes cast against the amendment.

     The Board of Directors believes that awards under the Stock Incentive Plan serve to attract, retain and motivate key employees, to enhance their incentive to perform at the highest level and to contribute significantly to our success by tying the compensation of these employees to MasTec's performance and aligning their interests with the long-term interest of MasTec and its shareholders. The Board of Directors believes that the proposed amendment furthers these objectives by ensuring that a sufficient number of shares of Common Stock are available to be granted or issued under the Stock Incentive Plan.

     The Board unanimously recommends a vote FOR approval of the amendment to increase the number of shares of Common Stock that may be issued under the Stock Incentive Plan. Unless otherwise indicated, the accompanying form of proxy will be voted FOR the approval of the amendment.


Summary of the Stock Incentive Plan

     The following is a summary of the significant features of the Stock Incentive Plan, as it currently exists and as proposed to be amended. A copy of the plan, as proposed to be amended, is attached to this Proxy Statement as Exhibit "B."

     Number of Shares Covered by the Plan

     Subject to adjustment as noted below, the total number of shares that may be optioned or awarded under the Stock Incentive Plan currently is 2,500,000 shares of Common Stock, of which 500,000 shares may be awarded as restricted stock. This amount will increase to 3,500,000 shares, of which 1,000,000 shares may be awarded as restricted stock, if the proposed amendment to the Stock Incentive Plan is approved by shareholders. No employee may receive, over the term of the Stock Incentive Plan, awards in the form of options to purchase more than 500,000 shares of Common Stock, which number would be increased to 1,000,000 if the amendment is approved. Any shares subject to an option under the Stock Incentive Plan that for any reason expires, is relinquished or is terminated unexercised and any restricted stock that is forfeited may again be optioned or awarded under the Stock Incentive Plan, except that forfeited shares are not available for further awards if the employee has realized any benefits of ownership from the forfeited shares.

     Eligible Participants in the Plan

     Key employees, including officers, of MasTec and its subsidiaries, are eligible to participate in the Stock Incentive Plan. The Compensation Committee of the Board of Directors (the "Committee") administers the Stock Incentive Plan and determines the recipients of options and awards, their terms and conditions within the parameters of the Stock Incentive Plan and the number of shares covered by each option or award. The Committee may approve rules and regulations to carry out the Stock Incentive Plan and its decision with regard to any question arising under the Stock Incentive Plan is final and conclusive. The Committee members are not eligible to participate in the Stock Incentive Plan.

     No award or option may be granted under the Stock Incentive Plan after January 2004, but awards or options granted before that date may extend beyond that date. The Board of Directors may amend, alter or discontinue the Stock Incentive Plan, but no amendment, alteration or discontinuation may be made which would (i) impair the right of any recipient of restricted stock or option or stock bonus already granted, without his or her written consent, or (ii) without the approval of the shareholders (A) increase the total number of shares reserved for the Stock Incentive Plan, (B) decrease the option price of an incentive stock option to less than 100% of the fair market value of the stock on the date the option was granted, (C) change the class of persons eligible to receive an award of restricted stock or options under the Stock Incentive Plan, or (D) extend the duration of the Stock Incentive Plan. The Committee may, retroactively or prospectively, amend the terms of any award of restricted stock or option already granted without the holder's consent so long as the amendment does not impair the rights of the holder.

     Options and Option Price

     The option price per share is determined by the Committee, but in the case of an incentive stock option may not be less than 100% of the fair market value of a share of Common Stock at the time the option is granted as reported on the New York Stock Exchange. Options granted under the Stock Incentive Plan will expire on a date fixed by the Committee, but not more than 10 years from the date of grant in the case of incentive stock option. Options become exercisable over a vesting period after the date of grant determined by the Committee.

     Payment of the option price upon exercise of an option may be made in cash, by the delivery of Common Stock already owned by the optionee, by a combination of cash and shares, or in accordance with a cashless exercise program under which shares of Common Stock may be issued directly to the optionee's broker or dealer upon receipt of the purchase price in cash from the broker or dealer. No optionee will have any rights to dividends or other rights of a shareholder with respect to his or her shares subject to the option until the optionee has given written notice of exercise and has paid in full for such shares. Tax withholding obligations may be met by a withholding of stock otherwise deliverable to the optionee under procedures approved by the Committee.

     Each option granted under the Stock Incentive Plan may provide for stock appreciation rights, that is, the right to exercise the option in whole or in part without payment of the option price. If an option is exercised without payment, the optionee will be entitled to receive the excess of the fair market value of the stock covered by the option on the date of exercise over the option exercise price. This amount is payable in stock or in cash or in a combination of stock and cash at the discretion of the Committee.

     If an optionee's employment terminates by reason of his or her retirement under one of our retirement plans or because of death or permanent disability, the optionee's option may thereafter be exercised by the optionee or by his or her estate or beneficiary within the period specified in the option (not to exceed three years from the date of termination) but not beyond the termination date of the option. Unless otherwise determined by the Committee, if an optionee's employment terminates for any reason other than retirement, death, or permanent disability the optionee's option will terminate upon termination of employment. During the optionee's lifetime, the option is exercisable only by the optionee and may not be transferable except by will or the laws of descent and distribution.

     No incentive stock option may be granted to an employee who owns or would own immediately before the grant of such option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of MasTec's stock. This restriction does not apply if, at the time such incentive stock option is granted, the option price is at least 110% of the fair market value of a share of Common Stock on the date of grant and the incentive stock option by its terms is not exercisable after the expiration of five years from the date of grant.

     Restricted Stock

     Awards of restricted stock may be in addition to or in lieu of option grants. During the restriction period, set by the Committee, the recipient of restricted stock is not permitted to sell, transfer, pledge, or assign the shares. Shares of restricted stock become free of all restrictions if the recipient dies or his or her employment is terminated by reason of permanent disability during the restriction period, and to the extent set by the Committee, if the recipient retires under one of our retirement plans. In the event of a termination of employment during the restriction period for any other reason, all shares of restricted stock will be forfeited and revert to MasTec, except to the extent that the Committee waives the forfeiture provision with respect to all or some of the restricted stock held by the former employee.

     The recipient of restricted stock is entitled to vote the shares and receive all dividends paid thereon, except that dividends paid in shares of Common Stock or other property will also be subject to the same restrictions as those placed on the restricted shares. Tax withholding obligations for any grant of restricted stock may be paid in cash by the recipient or may be met by withholding Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Committee.

     In lieu of cash bonuses otherwise payable to eligible employees under MasTec's compensation programs, the Committee may determine that such bonuses will be paid in Common Stock or partly in Common Stock and partly in cash. Any shares of Common Stock paid as bonuses will be free of any restrictions imposed by the plan. MasTec will withhold from any cash bonuses an amount of cash sufficient to meet its tax withholding obligations with respect to both cash and Common Stock. If the cash portion of the bonus is not sufficient, the tax withholding obligations must be paid in cash by the recipient or may be met by the withholding of Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Committee.

     Change in Control; Recapitalization Provisions

     In the event of a "change in control" of MasTec, in addition to any action required or authorized by the option or award, the Committee may in its discretion recommend that the Board of Directors take certain actions as a result of, or in anticipation of, the change in control, to assure fair and equitable treatment of the employees who hold options or restricted stock, including an offer to purchase any outstanding option or restricted stock granted or issued pursuant to the Stock Incentive Plan for its cash value as determined by the Committee. However, in no event may an option be made exercisable prior to the expiration of six months from the date of grant or, in the case of an incentive stock option, after 10 years from the date it was granted.

     A "Change in control" is generally defined to include (i) a merger or consolidation in which MasTec is not the surviving corporation or pursuant to which any shares of MasTec are to be converted into cash, securities or other property, or any sale, lease, exchange or other transfer of all, or substantially all, of the assets of MasTec, (ii) the approval by the shareholders of any plan for the liquidation or dissolution of MasTec, (iii) subject to certain limited exceptions, the acquisition by a "person" or "group," as defined in the Stock Incentive Plan, of 33% or more of the Common Stock or
(iv) if individuals constituting the "Incumbent Board," as defined in the Stock Incentive Plan, cease to constitute a majority of our Board of Directors.

     Adjustments will be made in the number and class of shares available under the Stock Incentive Plan and the number, class and price of shares subject to outstanding option grants to reflect changes in the Common Stock through changes in our corporate structure or capitalization such as through a merger or stock split.

Federal Income Tax Consequences

     The following is a brief description of the material federal income tax consequences, under existing law, to MasTec and recipients of awards under the Stock Incentive Plan:

     Incentive Stock Options

o Neither the grant nor the exercise (while the employee is employed or within three months after termination of employment, or 12 months in the case of termination on account of disability) of an incentive stock option will be treated as the receipt of taxable income by the employee or as a deductible item by MasTec. However the difference between the fair market value of the option stock at exercise and the exercise price is treated as an "item of adjustment" for alternative minimum tax purposes. The basis of the incentive stock option for determining gain or loss for alternative minimum tax purposes will be the exercise price for the incentive stock option increased by the amount that the alternative minimum tax income was increased due to the earlier exercise of the incentive stock option.

o If the employee holds shares acquired by him or her upon the exercise of an incentive option for the two-year period from the date of grant of the option and the one-year period beginning on the day after such exercise, and if he or she has been an employee of MasTec or its subsidiaries at all times from the date of grant to the day three months before exercise, or twelve months in the case of termination on account of disability, then any gain realized by the employee on a later sale or exchange of such shares will be a long-term capital gain and any loss sustained will be a long-term capital loss. MasTec will realize no tax deduction with respect to any such sale or exchange of option shares.

o If the employee disposes of any shares acquired upon the exercise of an option during the two-year period from the date of grant of the option or the one-year period beginning on the day after such exercise, the employee will generally be obligated to report as ordinary income for the year in which the disposition occurred the amount by which the fair market value of such shares on the date of the exercise of the option exceeds the option price, and MasTec will be entitled to a deduction equal to the amount of such ordinary income. Any such ordinary income will increase the employee's tax basis for the purpose of determining gain or loss. If, however, a disposition occurs in the year in which the option is exercised, the maximum amount that will be included as alternative minimum tax income is the gain on the disposition of the incentive stock option stock. Should there be a disposition in a year other than the year of exercise, the income on the disposition will not be considered income for alternative minimum tax purposes.

o If an option holder who has acquired stock upon the exercise of an incentive stock option makes a disposition within the two-year period described above, and the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized to the option holder, then the amount includible in the option holder's gross income, and the amount deductible by MasTec, will not exceed the excess (if any) of the amount realized on the sale or exchange over the tax basis of the stock.


     Non-Qualified Stock Options

     In the case of an option granted under the Stock Incentive Plan that is not an incentive stock option, the grant of the option will not result in taxable income to the option holder or a tax deduction to MasTec. The option holder recognizes ordinary income at the time the option is exercised in the amount by which the fair market value of the shares acquired exceeds the option price. MasTec is entitled to a corresponding ordinary income tax deduction at that time, if applicable income and social security tax withholding requirements are satisfied. The option holder's tax basis for purposes of determining gain or loss on a subsequent sale of the shares is the fair market value of the shares at the date of exercise of the option. The holding period for such shares will commence on such date and, accordingly, will not include the period during which the option was held. In the event of a sale of shares received upon exercise of the option, any gain or loss will generally be a capital gain or loss. The capital gain or loss will be a long-term capital gain or loss if the shares were held for more than one year after the date on which the option was exercised.

     Use of Stock to Exercise Options

     The payment of the option exercise price by delivery of Common Stock will constitute a non-taxable exchange by the optionee and will not affect the incentive stock option status of the Common Stock acquired in the case of an incentive stock option. However, if the Common Stock delivered in payment was previously acquired pursuant to the exercise of an incentive stock option and has not been held for the requisite one-year period, the exchange would constitute a premature disposition of such Common Stock for purposes of the incentive stock option holding requirements. Use of Common Stock in payment of the option price will result in the same tax consequences to MasTec as if the exercise were effected by a cash payment. The shares of stock received upon the exercise of an incentive or non-qualified stock option equal to the number of shares used to exercise the option will have a basis in the stock equal to the basis that the employee had in the stock used in the exercise. The remaining shares of stock will have a basis equal to the gain, if any, on the exercise of the incentive or non-qualified stock option and any cash paid on the exercise.

     Stock Appreciation Rights

     The amount received by an optionee who exercises a stock appreciation right with respect to his or her option is taxable as ordinary income at the time of exercise and MasTec is entitled to a corresponding ordinary income tax deduction.

     Bonus Stock

     The grantee will realize ordinary income during his or her taxable year in which the shares of Common Stock are issued pursuant to the award of bonus stock in an amount equal to the fair market value of the shares of Common Stock at the date of issue. MasTec is entitled to a corresponding ordinary income tax deduction. If the grantee thereafter disposes of such shares of Common Stock, any amount received in excess of the market value of the shares on the date of issue will be treated as long or short-term capital gain depending upon the holding period of the shares.

     Restricted Stock

     A grantee will not realize any taxable income upon the award of restricted stock unless a grantee elects under Section 83(b) of the Internal Revenue Code (the "Code") to have the fair market value of the Common Stock (determined without regard to the possibility of forfeiture) included in his or her gross income in the year the restricted stock is issued. In the absence of such an election, the grantee will realize ordinary income during his or her taxable year in which the possibility of forfeiture lapses. If the grantee thereafter disposes of the Common Stock, any amount received in excess of the fair market value of the shares on the date the possibility of forfeiture lapsed will be treated as long or short-term gain depending upon the holding period (measured from the date the possibility of forfeiture lapsed) of the shares. MasTec will be entitled to an ordinary tax deduction in the same amount and at the same time the grantee is considered to have realized ordinary income.

     Change in Control

     Under certain circumstances, accelerated vesting or exercise of options or stock appreciation rights, or the accelerated lapse of restrictions on restricted stock, in conjunction with a "change in control" might be deemed an "excess parachute payment" for purposes of the provisions of Section 280G of the Code. To the extent it is so considered, the optionee or grantee may be subject to a 20% excise tax and MasTec may be denied a tax deduction.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership as of March 21, 2000 of Common Stock by (i) each person known to MasTec to beneficially own more than 5% thereof, (ii) each director of MasTec and each Named Executive Officer (as defined under the caption Executive Compensation below), and (iii) all executive officers and directors of MasTec as a group. Unless otherwise indicated, each named shareholder has sole voting and investment power with respect to the shares beneficially owned by the shareholder.

                                                                                  Percent of
                                                      Amount of                  Common Stock
         Name                                        Common Stock                 Outstanding
         ----                                        ------------                ------------

   Jorge Mas                                           13,604,992     (1)              44%
   Joel-Tomas Citron                                      230,894     (1)               *
   Eliot C. Abbott                                         25,669     (2)               *
   Arthur B. Laffer                                       128,178     (2)               *
   Olaf Olafsson                                            -----                       *
   Joseph P. Kennedy, II                                    -----                       *
   William N. Shiebler                                     10,172                       *
   Jose S. Sorzano                                         42,669     (2)               *
   Carmen M. Sabater                                       25,385     (2)               *
   Jose Sariego                                            23,004     (2)               *
   Arlene Vargas                                            1,280     (2)               *
   American Express Company/
   American Express Financial Corp.
   and Growth Portfolio                                 2,187,046     (3)               7%
   All executive officers and
      directors as a group
      (15 persons)                                     13,964,959                      45%

* Less than 1%

     (1) Includes 7,515,811 owned directly by the Jorge L. Mas Canosa Holdings I Limited Partnership (the "Family Partnership"), and indirectly by Jorge Mas, as an officer and the sole director of Jorge L. Mas Holdings Corporation, a Texas corporation, the sole general partner of the Family Partnership; and 5,587,311 shares owned of record by Jorge Mas Holdings I Limited Partnership, a Texas limited partnership ("Jorge Mas Holdings"). The sole general partner of Jorge Mas Holdings is Jorge Mas Holdings Corporation, a Texas corporation that is wholly-owned by Mr. Mas. Also includes 188,447 shares owned of record by the Mas Family Foundation, a Florida not-for-profit corporation (the "Family Foundation"); 167,826 shares covered by options exercisable within 60 days of March 21, 2000; and 145,597 shares owned of record individually. Mr. Mas disclaims beneficial ownership of the shares held by the Family Partnership except to the extent of his pecuniary interest therein, and disclaims beneficial ownership of all of the shares owned by the Family Foundation.

     (2) The amounts shown include shares covered by options exercisable within 60 days of March 21, 2000 as follows: Joel-Tomas Citron, 222,341 shares; Eliot
C. Abbott, 24,167 shares; Arthur B. Laffer, 36,667 shares; Jose S. Sorzano, 41,167 shares; Carmen M. Sabater 21,500 shares; Jose Sariego, 12,226 shares, and Arlene Vargas 1,000 shares.

     (3) American Express Company ("AMEX"), American Express Financial Advisors ("AMEXFA") and Growth Portfolio ("GP") filed a Schedule 13G dated December 31, 1999 with the SEC reporting beneficial ownership of more than 5% of MasTec's Common Stock. As reported in the Schedule 13G, GP possesses sole voting power with respect to 1,800,000 shares and AMEX and AMEXFA possess shared voting power with respect to 9,750 shares. As reported in the Schedule 13G, AMEX and AMEXFA possess shared dispositive power with respect to 2,187,046 shares, with respect to 1,800,000 of which GP also possesses shared dispositive power.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Based solely upon a review of the copies of the forms furnished to MasTec, MasTec believes that, during the year ended December 31, 1999, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis with the exception of Joseph P. Kennedy, II who filed a Form 3 on November 16, 1999 to report his election as a director of MasTec on October 4, 1999, Carmen M. Sabater, who filed a Form 4 on March 23, 2000 to report her option grant of 7,500 shares on December 15, 1999, and Jose Sariego, who filed a Form 4 on March 23, 2000 to report his option grant of 7,500 shares on December 15, 1999.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Report of the Compensation Committee

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing and administering the policies for MasTec's compensation programs and for approving the compensation levels of the executives and managers of MasTec, including its Chief Executive Officer. The Committee also reviews with the Chief Executive Officer guidelines for salaries and bonus awards applicable to MasTec's employees other than its executives and managers. The Committee is composed of Arthur B. Laffer, who serves as Chairman, and Olaf Olafsson, William N. Shiebler and Jose S. Sorzano, all of whom are non-employee directors of MasTec.

Statement of Philosophy of Executive Compensation

     The executive compensation program of MasTec is designed to (i) provide base compensation reasonably comparable to that offered by other leading companies to their executives and managers so as to attract and retain talented personnel, (ii) motivate executives and managers to achieve the strategic goals set by MasTec by linking an executive's or a manager's incentive compensation to the performance of MasTec and applicable business units, as well as to individual performance, and (iii) align the interests of MasTec's executives and managers with the long-term interests of its shareholders through the award of stock options and other stock-related programs. To implement this philosophy, MasTec offers its executives and managers compensation packages that include a mix of salary, incentive bonus awards, and stock options.

     In determining the level and form of executive compensation to be paid or awarded, the Committee relies primarily on MasTec's results of operations and, in the case of senior executives, an assessment of MasTec's overall performance in light of its strategic objectives. The Committee considered a number of factors in establishing 1999 compensation, none of which were quantified, ranked or assigned relative weights.

     o The substantial increase in revenue and earnings in comparison to prior years.

     o    The substantial increase in MasTec's stock price from prior years.

     o The significant consolidation and reorganization of MasTec's core North American infrastructure service business into more efficient service lines organized by customer groups.

     o The further diversification and expansion of MasTec's core business through fold-in acquisitions.

     o The continued divestiture of non-core assets to concentrate resources on MasTec's core business.

     o    Individual performance

Salary

     The base salary of executives and managers is determined initially by analyzing and evaluating the responsibilities of the position and comparing the proposed base salary with that of executives and managers in comparable positions in other companies. Adjustments are determined by objective factors such as MasTec's performance and the individual's contribution to that performance and subjective considerations such as additional responsibilities taken on by the executive or manager for 1999. The Committee awarded increases in base salary to certain of the executive officers and managers of MasTec, including certain of the Named Executive Officers identified under the caption "Executive Compensation" below.

Incentive Awards

     In addition to paying a base salary, MasTec awards incentive bonuses as a component of overall compensation. MasTec has established formal incentive compensation plans for our senior executives at both the corporate and operational levels that awards incentive bonuses based on MasTec's or an individual unit's performance as measured by earnings before interest and taxes ("EBIT") and return on assets. Awards are based on a multiple of base salary or a percentage of EBIT. A portion of the bonus is awarded in stock and stock options. MasTec or the individual unit must meet certain minimum thresholds before any bonus is earned. For 1999, the Committee awarded bonuses, including restricted stock and stock options, to certain of MasTec's executives and managers, including the Named Executive Officers, under these plans.

CEO Compensation

     Pursuant to our existing employment agreement with Joel-Tomas Citron, our President and Chief Executive Officer, MasTec was obligated to pay Mr. Citron a bonus of $600,000 upon the achievement of a certain stock price level, which was achieved. Additionally, due to MasTec's strong performance in 1999, the Committee awarded Mr. Citron an additional bonus of $400,000, a portion of which was paid in Common Stock. The Committee also awarded Mr. Citron options to purchase 300,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant.

     During a portion of 1999, Jorge Mas served as President and Chief Executive Officer of MasTec. For his services in 1999 and prior years, the Committee granted Mr. Mas options or stock appreciation rights with respect to 500,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Mr. Mas continues to serve as Chairman of the Board of Directors, but is no longer an executive officer of MasTec.



                                                     Compensation Committee

                                                     Arthur B. Laffer
                                                     Olaf Olafsson
                                                     William N. Shiebler
                                                     Jose S. Sorzano

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table summarizes all compensation awarded to, earned by or paid to (a) MasTec's Chief Executive Officer and (b) the four other most highly compensated executive officers of MasTec whose total salary and bonus exceeded $100,000 (together, the "Named Executive Officers") for services rendered in all capacities to MasTec and its subsidiaries for the years ended December 31, 1999, 1998 and 1997.


                                                                              Long Term Compensation
                                                                            -------------------------
                               Annual Compensation                                   Awards
                          --------------------------------                  -------------------------
                                                             Other Annual   Restricted    Securities    All Other
                                                             Compensation    Stock        Underlying     Compen-
Name and                            Salary      Bonus                        Awards      Options/SARS     sation
Principal Position        Year        $        ($)(3)                         ($)           #
------------------        ----      ------     ------        ------------   ----------   ----------     ---------


Jorge Mas, Chairman of    1999      325,450         --            --           --        500,000          6,000
the Board of              1998      330,675         --            --           --            --           6,000
Directors(1)              1997      325,000      234,100          --           --        100,000          6,000


Joel-Tomas Citron         1999      311,538    1,000,000          --           --        300,000            --
Vice-Chairman of the      1998      123,076         --            --           --        250,000            --
Board, President and      1997          --          --            --           --            --             --
Chief Executive Officer
(2)

Carmen M. Sabater         1999      168,462      225,000                       --         65,000            540
Senior Vice President/    1998      174,267         --            --           --            --             540
Chief Financial Officer   1997          --          --            --           --            --             --
(2)

Jose Sariego              1999      175,150      175,000                       --         32,500            935
Senior Vice President/    1998      171,605         --            --           --            --             880
General Counsel           1997      150,000       84,276          --           --         15,000            814

Arlene Vargas             1999      125,225       65,500                       --          5,000            --
Vice President/           1998         --           --            --           --            --             --
Controller(2)             1997         --           --            --           --            --             --

(1) Mr. Mas served as our Chief Executive Officer until October 1999, at which time Mr. Citron became our Chief Executive Officer.

(2) In 1997, Joel-Tomas Citron and Carmen Sabater were not executive officers. In 1997 and 1998, Arlene Vargas was not an executive officer.

(3) The 1999 bonuses were paid in a combination of cash and unrestricted stock valued at fair market value on the date of grant as follows: Joel-Tomas Citron $150,000 in stock; Carmen M. Sabater $26,500 in stock; Jose Sariego $26,500 in stock; Arlene Vargas $9,375 in stock.

Option Grants

     The following table provides information with respect to stock options to purchase Common Stock granted to the Named Executive Officers for the year ended December 31, 1999:

                                                                                 Potential Realizable Value
                                                                                 At Assumed Annual Rates of
                                                                                 Stock Price Appreciation for
                                        Individual Grants                                Option Term (3)
                        -----------------------------------------------------    ----------------------------
                                        Percent of
                                           Total
                          Number          Options
                        of Shares       Granted to
                        Underlying      Employees      Exercise
                          Options       in Fiscal        Price      Expiration
   Name                  Granted         Year (1)     ($/sh)(2)         Date          5%            10%
   ----                 ----------      ----------    ---------     ----------    ----------     -----------

   Jorge Mas              500,000          25.5%       $29.6875      10/04/09     $8,553,788     $21,603,122

   Joel-Tomas Citron      300,000          15.3%       $29.6875      10/04/09     $5,601,093     $14,194,269

   Carmen M. Sabater       57,500           2.9%       $29.6875      10/04/09     $1,073,543      $2,720,568
                            7,500           0.4%       $40.1875      12/15/06       $189,553        $480,364

   Jose Sariego            25,000           1.3%       $29.6875      10/04/09       $466,758      $1,182,856
                            7,500           0.4%       $40.1875      12/15/06       $189,553        $480,364

   Arlene Vargas            5,000           0.3%       $40.1875      12/15/06       $126,368        $320,243


(1) Based on options to purchase an aggregate of 1,964,166 shares of Common Stock granted to employees for 1999.

(2) All options were granted at an exercise price equal to fair market value based on the mean between the high and low sale prices of the Common Stock on the New York Stock Exchange on the date of grant.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on Securities and Exchange Commission rules, and do not represent MasTec's estimate or projection of the price of MasTec's stock in the future. Actual gains, if any, on stock option exercises depend upon the actual future performance of MasTec's Common Stock and the continued employment of the option holders throughout the vesting period. Accordingly, the potential realizable values set forth in this table may not be achieved or may be exceeded.

Aggregate Option Exercises and Year-End Option Values

     The following table sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 1999 by the Named Executive Officers and the value at December 31, 1999 of unexercised stock options held by the Named Executive Officers.

                                                            Number of Shares              Value of Unexercised In-
                                                         Underlying Unexercised             the-Money Options at
                           Shares                     Options at December 31, 1999           December 31, 1999
                          Acquired         Value                  (#)                              ($)(1)
                         On Exercise     Realized       Exercisable/Unexercisable         Exercisable/Unexercisable
                            (#)              ($)
                         -----------     --------     ----------------------------        -------------------------

   Jorge Mas                    0              $0             181,199/598,801            $5,624,386/$10,579,556

   Joel-Tomas Citron            0              $0             222,341/337,659            $5,185,688/ $5,142,973

   Carmen M. Sabater            0              $0              17,000/ 81,500              $471,277/ $1,239,675

   Jose Sariego             7,709        $157,216              14,991/ 52,300              $384,060/   $877,361

   Arlene Vargas                0              $0               1,000/  9,000               $29,281/   $135,719



(1) Market value of shares underlying in-the-money options at December 31, 1999 based on the product of $43.9 per share, the fair market value of MasTec's Common Stock on the New York Stock Exchange on December 31, 1999, less the exercise price of each option, times the number of in-the-money options as of that date.

Performance Table

     The following table compares the cumulative total shareholder return on MasTec's Common Stock from December 31, 1994 through December 31, 1999 with the cumulative total return of the S & P 500 Stock Index and a company-constructed index of (a) seven peer companies consisting of Able Telcom Holding Corp., Amerilink Corp., Arguss Holdings, Inc. Dycom Industries, Inc., International Fibercom, Inc. MYR Group, Inc., and Quanta Services, Inc., (the "Old Peer Group"), and (b) eight peer companies consisting of Able Telecom Holding Corp, Arguss Holdings, Inc., Black Box Corp., Dycom Industries, Inc., International Fibercom, Inc., LCC International Inc., Quanta Services, Inc., and Wireless Facilities Inc., (the "New Peer Group"). The table assumes that the value of the investment in the Common Stock was $100 on December 31, 1994 and that all dividends were reinvested. This data is not necessarily indicative of future results. The change in the composition of the peer group is to include new public companies that qualify as industry peers, to delete certain companies that are no longer public, and to achieve a more representative comparison of performance.

                         12/31/94   12/31/95     12/31/96    12/31/97     12/31/98     12/31/99
                          --------   --------     --------    --------     --------     --------

   MasTec                 $100.00    $129.27      $517.07      $334.76      $307.32      $651.22

   New Peer Group         $100.00    $118.60      $329.91      $277.56      $341.80      $513.73

   Old Peer Group         $100.00    $124.16      $157.29      $291.69      $543.35      $643.93

   S & P 500              $100.00    $137.58      $169.17      $225.61      $290.09      $351.13


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of December 31, 1999, the estate of Jorge L. Mas, Jorge Mas, Juan Carlos Mas and Jose Ramon Mas remained indebted to MasTec for $500,000, $713,800, $169,000, and $143,000, respectively, plus accrued interest. Subsequent to December 31, 1999, the indebtedness of Jorge Mas was paid in full.

     MasTec purchases and leases equipment from a company in which Jorge Mas has a significant interest. MasTec believes the value of these transactions is not material.

                              SELECTION OF AUDITORS

     PricewaterhouseCoopers LLP was appointed by the Board of Directors of MasTec to audit MasTec's financial statements for 1999. PricewaterhouseCoopers LLP has acted as independent public accountants for MasTec since 1995.
Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

                                  MISCELLANEOUS

     A list of MasTec's shareholders as of March 21, 2000, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters located at 3155 N.W. 77th Avenue, Miami, Florida, during normal business hours during the 10 day period prior to the Annual Meeting.

     Solicitation of proxies will be made initially by mail. Our directors, officers and employees also may solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who will mail material to or otherwise communicate with the beneficial owners of shares of MasTec's Common Stock. In addition, Corporate Investor Communications, Inc. has been engaged by MasTec to act as proxy solicitors and will be paid $4,000. The cost of this solicitation will be borne by MasTec.

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, if a shareholder notifies MasTec after December 15, 2000, of an intent to present a proposal at MasTec's annual meeting of shareholders in the year 2001 (and for any reason the proposal is voted upon at that Annual Meeting), MasTec's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials. Any proposal of an eligible shareholder intended to be presented at the annual meeting of shareholders of MasTec in 2001 must be received by MasTec by February 25, 2001 to be eligible for inclusion in MasTec's proxy statement and form of proxy relating to that annual meeting.

     The Board of Directors does not intend to present and knows of no others who intend to present at the Annual Meeting any matter or business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders. If other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote any proxies on such matters in accordance with their judgment.

    MasTec's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 is being mailed with this Proxy Statement to shareholders of record on or about April 5, 2000.

                                              By order of the Board of Directors

                                                              /s/ Nancy J. Damon
                                                                  Nancy J. Damon
                                                             Corporate Secretary
Miami, Florida
April 5, 2000

                                   EXHIBIT "A"

                                  MASTEC, INC.

                             Audit Committee Charter

                                 January 1, 2000

Organization

     The Audit Committee will be composed of three or more members of the Board of Directors who (1) are free of any relationship to the company that, in the opinion of the Board of Directors, may interfere with their exercise of independent judgment from management and the Company, and (2) are financially literate, as determined by the Board of Directors in its business judgment. At least one member must have accounting or related financial management expertise, as determined by the Board of Directors in its business judgment.

Policy statement

     The Audit Committee will assist the Board of Directors in fulfilling its responsibility to the shareholders regarding the quality and integrity of the Company's accounting and reporting practices and internal controls. In carrying out this responsibility, the Audit Committee should dialog with management of the Company and the Company's outside auditor regarding the Company's financial reporting and controls. The Audit Committee recognizes that (a) the outside auditor for the Company is ultimately accountable to the Audit Committee and the Board of Directors; (b) the Audit Committee and the Board of Directors have the ultimate authority and responsibility to select and evaluate, and where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement); (c) the Audit Committee is responsible for ensuring that the outside auditor submits, on a periodic basis to the Audit Committee, a formal written statement delineating all relationships between the auditor and the Company; and (d) the Audit Committee is responsible for actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and for recommending that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

Responsibilities

     The Audit Committee is responsible for the following on behalf of the Board of Directors:

1) Reviewing and recommending to the Board of Directors the independent auditors to be selected to audit the financial statements for the Company, including confirming the competence and independence of the auditors as required by Independent Standards Board Standard No. 1, as may be modified or supplemented.

2) Reviewing the scope of the proposed annual audit for the current year and the audit procedures to be applied, including approving the annual audit fee proposal from the independent auditors.

3) Discussing with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as may be modified or supplemented.

4)   Reviewing the completed audit, including any comments or recommendations by
     the  independent  auditors,   and  monitoring  the  implementation  of  any
     recommendations adopted by the Committee.

5)   Reviewing the financial statements and audit results with management.

6) Reviewing the financial statements contained in the Company's filed reports to determine that the independent auditors are satisfied with the acceptability and the quality of the Company's accounting principles, as applied, in the financial statements and that the information contained in the reports are consistent with the financial statements.

7) Recommending to the Board of Directors whether to include the audited financial statements in the Company's annual report or form 10-K. Reviewing with management and the independent auditors the interim financial reports before they are filed with the SEC or other regulators.

8) Reviewing with financial management and the independent accountants, the Company's quarterly earnings releases prior to release and the Company's form 10-Q prior to its filing. The Chairman of the Committee may represent the entire Committee for purposes of this review.

9) Reviewing the adequacy and effectiveness of the Company's accounting and financial controls, including computerized information systems controls and security. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

10) Reviewing the internal control function of the Company, including the independence and authority of its reporting obligations, the proposed control plans for the coming year and the coordination of such plans with the independent auditors.

11) Providing sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

12) Adopting a Code of Conduct for the Company and periodically reviewing with appropriate company personnel the actions taken to ensure compliance with the Code of Conduct and the results of violations of the Code.

13) Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts.

14) Submitting the minutes of all meetings of the Audit Committee to, or discussing the matters discussed at each Committee meeting with, the Board of Directors.

15) Investigating any matter brought to its attention within the scope of its duties, including retaining independent counsel, accountants and others to assist it in its investigations.

16)  Reviewing and updating the Committee's Charter on an annual basis.

17) Issuing such reports and certifications as may be required under the rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange, and any other similar requirements.

18) Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audits of the Company, as the Audit Committee may, in its discretion, determine to be advisable.

                                  EXHIBIT "B"

                                  MASTEC, INC.
                            1994 STOCK INCENTIVE PLAN

                            (As Amended May 17, 2000)


1. Purpose. The purpose of the MasTec, Inc. 1994 Stock Incentive Plan (the "Plan") is to increase the interest of the executives, managers and other key employees of MasTec, Inc. and its subsidiaries in MasTec's business through the added incentive created by the opportunity afforded for stock ownership under the Plan. Stock ownership will provide these employees with a further stake in the future welfare of MasTec and encourage them to remain with MasTec and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with MasTec and its subsidiaries. Pursuant to the Plan, eligible employees will be offered the opportunity to acquire MasTec common stock ("Common Stock") through the grant of options, the award of restricted stock under the Plan, bonuses payable in stock or a combination thereof. As used in this Plan, the term "subsidiary" means any present or future corporation which is or would be a "subsidiary corporation" of MasTec as the term is defined in
     Section 424(f) of the Internal Revenue Code of 1986 (the "Code").

2.   Administration of the Plan.

     (a) Committee. The Plan will be administered by the Board of Directors of MasTec (the "Board"). The Board, however, may at any time appoint a committee (the "Committee") of two or more Board members and delegate to such Committee one or more of the administrative powers allocated to the Board pursuant to the provisions of the Plan. Members of the Committee will serve for such period of time as the Board may determine and will be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

     (b) Powers of the Board. Subject to the provisions of the Plan, the Board of Directors will have the authority, in its discretion: (i) to grant awards of stock options, restricted stock, stock bonuses or other awards pursuant to the terms of the Plan; (ii) to determine the fair market value of the Common Stock of MasTec; (iii) to determine the exercise price per share of options to be granted; (iv) to determine the persons to whom, and the time or times at which, options or other awards will be granted and the number of shares to be represented by each option or award; (v) to determine the vesting schedule of options to be granted; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each award granted under the Plan (which need not be identical) including, without limitation, those relating to forfeiture, payment and exercisability; (viii) to accelerate the vesting date of any award; (ix) to authorize any person to execute on behalf of MasTec any instrument required to effectuate the grant of an award previously granted by the Board; (x) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Board may impose, to delegate to specific members of management or to a committee of management personnel the authority to determine: (A) the persons to whom, and the time and times at which, awards will be granted and the number of shares to be represented by each option or award; (B) the vesting schedule of options; (C) the term of awards; and (D) other terms and conditions of any options or awards, provided that the Board will not have the authority to delegate such matters with respect to awards to be granted to any person ("Insiders") subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") or any "covered employee" under Section 162(m) of the Code; and (xi) to interpret the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan. The Board may require the voluntary surrender of all or any portion of any option granted under the Plan as a condition precedent to a grant of a new option to such optionee. Subject to the provisions of the Plan, such new option will be exercisable at the price, during the period and on such other terms and conditions as are specified by the Board at the time the new option is granted. Upon surrender, the options surrendered will be unexercisable and the shares previously subject to such options will be available for the grant of other options.

     (c) Effect of the Board's Decision. All decisions, determinations and interpretations of the Board of Directors will be final and binding on all employees of MasTec and its subsidiaries participating or eligible to participate in the Plan.

3. Agreements. Each option or stock or other awards granted pursuant to the Plan will be evidenced by an Option Agreement or Award Agreement (the "Agreement"). The Agreement will not be a precondition to the granting of options or stock or other awards; however, no person will have any rights under any option or stock or other awards granted under the Plan unless and until the optionee to whom such option or stock or other award has been granted has executed and delivered to MasTec an Agreement. The Board will prescribe the form of all Agreements. A fully executed original of the Agreement will be provided to both MasTec and the optionee.

4. Compliance with Rule 16b-3. It is the intent of MasTec that this Plan and options, stock and other awards hereunder satisfy, and be interpreted in a manner that, in the case of employees who have been granted an option or awarded stock under the Plan ("Participants") who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3 of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16, and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any option, stock or other award would otherwise frustrate or conflict with the intent expressed in this Section 4, that provision to the extent possible will be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision will be deemed void as applicable to Insiders.

5. Shares of Stock Subject to the Plan. The total number of shares that may be optioned or awarded under the Plan is 3,500,000 shares of the $0.10 par value Common Stock of MasTec (the "Common Stock") of which 1,000,000 shares may be awarded as restricted stock, subject to adjustment as provided in Paragraph 5. No employee will receive, over the term of the Plan, awards in the form of options, whether incentive stock options or options other than incentive stock options, to purchase more than 1,000,000 shares of Common Stock. Any shares subject to an option which for any reason expires or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under the Plan; provided, however, that forfeited shares will not be available for further awards if the employee has realized any benefits of ownership from such shares. Shares subject to the Plan may be either authorized and unissued shares or issued shares acquired by MasTec or its subsidiaries.

6. Eligibility. Key employees, including executives and managers, of MasTec and its subsidiaries (but excluding non-employee directors) are eligible to be granted options and awarded restricted stock under the Plan and to have their bonuses payable in stock. The employees who will receive awards or options under the Plan will be selected from time to time by the Board, in its sole discretion, from among those eligible, which may be based upon information furnished to the Board by MasTec's management, and the Board will determine, in its sole discretion, the number of shares to be covered by the award or awards and by the option or options granted to each such employee selected.

7. Duration of the Plan. No award or option may be granted under the Plan after January 31, 2004, but awards or options theretofore granted may extend beyond that date.

8. Terms and Conditions of Stock Options. All options granted under this Plan will be either incentive stock options, as defined in Section 422 of the Code, or options other than incentive stock options. Each such option will be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent with the Plan as the Board may determine.


     (a)  The  option  price  per share  will be  determined  by the  Board.
          However, subject to Paragraph 8(k), the option price of incentive stock options will not be less than 100% of the fair market value of a share of Common Stock at the time the option is granted. For purposes of the Plan, the fair market value will be the mean between the highest and lowest sale prices at which the Common Stock is traded on the New York Stock Exchange on the relevant date. If no sales are available on such date, the most recent date, within a reasonable time, on which sales are available will be used. If the Common Stock is listed on a national securities exchange other than the New York Stock Exchange, the mean between the highest and lowest sale prices at which the Common Stock is traded on such exchange on such date will be used. If there is no sale of the Common Stock on such exchange on the date the option is granted, the mean between the bid and asked prices on such exchange at the close of the market on such date will be deemed to be the fair market value of the Common Stock. If the Common Stock is quoted in the over-the-counter market on the relevant date, the fair market value will be the mean between the highest and lowest sale prices at which the Common Stock is quoted in the over-the-counter market on the relevant date as reported on NASDAQ.

     (b) Each incentive stock option will be exercisable during and over such period ending not later than 10 years, or such later date as may be allowable under the Code, from the date it was granted, as may be determined by the Board and stated in the Agreement. Each other option will be exercisable during and over such period as may be determined by the Board and stated in the Agreement.

     (c) An option will not be exercisable with respect to a fractional share of Common Stock or with respect to the lesser of fifty (50) shares or the full number of shares then subject to the option. No fractional shares of Common Stock will be issued upon the exercise of an option. If a fractional share of Common Stock will become subject to an option by reason of a stock dividend or otherwise, the optionee will not be entitled to exercise the option with respect to such fractional share.

     (d) Each option will state whether it will or will not be treated as an incentive stock option.

     (e) Each option may be exercised by giving written notice to MasTec specifying the number of shares to be purchased, which will be accompanied by payment in full including applicable taxes, if any. Payment, except as provided in the Agreement, will be

          (A)  in United States dollars by check or bank draft, or

          (B) by tendering to MasTec Common Stock shares already owned by the person exercising the option, which may include shares received as the result of a prior exercise of the option, and having a fair market value, as determined in Paragraph 8(a), on the date on which the option is exercised equal to the cash exercise price applicable to such option.

          (C) by a combination of United States dollars and Common Stock shares as aforesaid, or

          (D) in accordance with a cashless exercise program under which, if so instructed by the optionee, shares of Common Stock may be issued directly to the optionee's broker or dealer upon receipt of the purchase price in cash from the broker or dealer.

     No optionee will have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to his or her option until he or she has given written notice of exercise of his or her option and paid in full for such shares.

     (f) Notwithstanding the foregoing, the Board may, in its sole discretion, grant to a grantee of an option the right (hereinafter referred to as a "stock appreciation right") to elect, in the manner described below, in lieu of exercising his or her option for all or a portion of the shares of Common Stock covered by such option, to relinquish his or her option with respect to any or all of such shares and to receive from MasTec a payment having a value equal to the amount by which (a) the fair market value, as determined in Paragraph 8(a), of a share of Common Stock on the date of such election, multiplied by the number of shares as to which the grantee will have made such election, exceeds
          (b) the total purchase price for that number of shares of Common Stock under the terms of such option. A grantee who makes such an election will receive payment in the sole discretion of the Board (i) in cash equal to such excess; or (ii) in the nearest whole number of shares of Common Stock of MasTec having an aggregate value which is not greater than the cash amount calculated in (i) above; or (iii) a combination of (i) and (ii) above. A stock appreciation right may be exercised only when the amount described in (a) above exceeds the amount described in (b) above. An election to exercise stock appreciation rights will be deemed to have been made on the day written notice of such election, addressed to the Board (Attention: Corporate Secretary) is received at MasTec's executive offices. An option or any portion thereof with respect to which a grantee has elected to exercise the stock appreciation rights described above will be surrendered to MasTec and such option will thereafter remain exercisable according to its terms only with respect to the number of shares as to which it would otherwise be exercisable, less the number of shares with respect to which stock appreciation rights have been exercised. The grant of a stock appreciation right will be evidenced by such form of Agreement as the Board may prescribe. The Agreement evidencing stock appreciation rights will be personal and will provide that they will not be transferable by the grantee otherwise than by will or the laws of descent and distribution and that they will be exercisable, during the lifetime of the grantee, only by him or her.

     (g) An option may be exercised only if at all times during the period beginning with the date of the granting of the option and ending on the date of such exercise, the grantee was an employee of either MasTec or of a subsidiary of MasTec or of another corporation referred to in Section 421(a)(2) of the Code, except that if such continuous employment is terminated by retirement under a retirement plan of MasTec or a subsidiary, or because of death or permanent disability, the option may be exercised within a period to be provided in the Agreement with the grantee not to exceed one year after such termination of continuous employment, but in no event later than the termination date of the option. The Board may require medical evidence of permanent disability, including medical examinations by physicians selected by it. Except as described in this Paragraph 8(g), unless otherwise provided in the Agreement, all options granted to an optionee and not previously exercised will terminate upon termination of employment.

     (h) The option by its terms will be personal and will not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option will be exercisable only by the optionee. In the event any option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased optionee, MasTec will be under no obligation to issue Common Stock unless and until MasTec is satisfied that the person or persons exercising the option are the duly appointed legal representative of the deceased optionee's estate or the proper legatees or distributees.

     (i) Notwithstanding any intent to grant incentive stock options, an option granted will not be considered an incentive stock option to the extent that it together with any earlier incentive stock options permits the exercise for the first time in any calendar year of more than $100,000 in value of Common Stock (determined at the time of grant).

     (j) The Board may, but need not, require such consideration from an optionee at the time of granting an option as it will determine, either in lieu of, or in addition to, the limitations on exercisability provided in Paragraph 8(g).

     (k) No incentive stock option will be granted to an employee who owns or would own immediately before the grant of such option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of MasTec. This restriction does not apply if, at the time such incentive stock option is granted, the option price is at least 110% of the fair market value of one share of Common Stock, as determined in Paragraph 8(a), on the date of grant and the incentive stock option by its terms is not exercisable after the expiration of five years from the date of grant.

9. Terms and Conditions of Restricted Stock Awards. All awards of restricted stock under the Plan will be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Board may determine.

     (a) Awards of restricted stock may be in addition to or in lieu of option grants.

     (b) During a period set by the Board at the time of each award of restricted stock (the "restriction period"), the recipient will not be permitted to sell, transfer, pledge, or assign the shares of restricted stock; except that such shares may be used, if the award permits, to pay the option price of any option granted under the Plan provided an equal number of shares delivered to the optionee carry the same restrictions as the shares so used.

     (c) Shares of restricted stock will become free of all restrictions if the recipient dies or his employment terminates by reason of permanent disability, as determined by the Board, during the restriction period and, to the extent set by the Board at the time of the award or later, if the recipient retires under a retirement plan of MasTec or a subsidiary during such period. The Board may require medical evidence of permanent disability, including medical examinations by physicians selected by it. If the Board determines that any such recipient is not permanently disabled or that a retiree's restricted stock is not to become free of restrictions, the restricted stock held by either such recipient, as the case may be, will be forfeited and revert to MasTec.

     (d) Shares of restricted stock will be forfeited and revert to MasTec upon the recipient's termination of employment during the restriction period for any reason other than death, permanent disability or, to the extent determined by the Board, retirement under a retirement plan of MasTec or a subsidiary, except to the extent the Board, in its sole discretion, finds that such forfeiture might not be in the best interest of MasTec and, therefore, waives all or part of the application of this provision to the restricted stock held by such recipient.

     (e) Stock certificates for restricted stock will be registered in the name of the recipient but will be appropriately legended and returned to MasTec by the recipient, together with a stock power, endorsed in blank by the recipient. The recipient will be entitled to vote shares of restricted stock and will be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property will also be subject to the same restrictions.

     (f) Restricted stock will become free of the foregoing restrictions upon expiration of the applicable restriction period and MasTec will deliver Common Stock certificates evidencing such stock free of any restrictive legend.

10. Bonuses Payable in Stock. In lieu of cash bonuses otherwise payable under MasTec's compensation plans or practices to employees eligible to participate in the Plan, the Board, in its sole discretion, may determine that such bonuses may be payable in stock or partly in stock and partly in cash. Such bonuses will be in consideration of services previously performed and as an incentive toward future services and may consist of shares of Common Stock with or without restriction on future sale. The number of shares of Common Stock payable in lieu of an amount of each bonus otherwise payable will be determined by dividing such amount by the fair market value of one share of Common Stock on a date determined by the Board, with fair market value determined as of such date in accordance with Paragraph 8(a).

11.  Change in Control.

     (a) In the event of a change in control of MasTec, in addition to any action required or authorized by the terms of an Agreement, the Board may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of
Participants:

          (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding option or shares of restricted stock made pursuant to this Plan;

          (ii) offer to purchase any outstanding option or shares of restricted stock made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Board as of the date of the change in control; or

          (iii)make adjustments or modifications to outstanding options or with respect to restricted stock as the Board deems appropriate to maintain and protect the rights and interests of the Participants following such change in control.

Any such action will be conclusive and binding on MasTec and all Participants.

     (b) For purposes of this Section 11, a "change in control" will be deemed to have occurred if at any time:

          (1)  there is consummated

               (i) any consolidation or merger of MasTec in which MasTec is not the continuing or surviving corporation or pursuant to which any shares of Common Stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of MasTec immediately before the consolidation or merger; or

               (ii) any  sale,  lease,   exchange  or  other  transfer  (in  one
                    transaction or a series of related transactions) of all, or substantially all, of the assets of MasTec; or

          (2) the shareholders of MasTec approve any plan or proposal for the liquidation or dissolution of MasTec; or

          (3) any "person," including a "group" as determined in accordance with Sections 13(d) and 14(d) of the Exchange Act, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 33% or more of the combined voting power of MasTec's then outstanding Common Stock, provided that such person, immediately before it becomes such 33% beneficial owner, is not (i) a wholly-owned subsidiary of MasTec,
               (ii) an individual, or a spouse or a child of such individual, that on March 1, 1994, owned greater than 20% of the combined voting power of such Common Stock, or (iii) a trust, foundation, partnership or other entity controlled by an individual or individuals described in Paragraph 11(b)(3)(ii); or

          (4) individuals who constitute the Board on March 1, 1994 (the "Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to March 1, 1994, whose election, or nomination for election by MasTec's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of MasTec in which such person is named as a nominee for director, without objection to such nomination) will be, for purposes of this clause (4), considered as though such Person were a member of the Incumbent Board.

     (c) In no event, however, may any incentive stock option be exercised after 10 years from the date it was granted.

12. Transfer, Leave of Absence. For the purpose of the Plan: (a) a transfer of an employee from MasTec to a subsidiary or affiliate of MasTec, whether or not incorporated, or vice versa, or from one subsidiary or affiliate of MasTec to another, and (b) a leave of absence, duly authorized in writing by MasTec or a subsidiary or affiliate of MasTec, will not be deemed a termination of employment.

13.  Rights of Employees.

     (a) No person will have any rights or claims under the Plan except in accordance with the provisions of the Plan and any agreement.

     (b) Nothing contained in the Plan will be deemed to give any employee the right to be retained in the service of MasTec or its subsidiaries.

14.  Tax Withholding Obligations.

     (a) The payment of taxes, if any, upon the exercise of an option pursuant to Paragraph 8(e) or a stock appreciation right pursuant to Paragraph 8(f), will be in cash at the time of exercise or on the applicable tax date under Section 83 of the Code, if later; provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the optionee pursuant to procedures approved by the Board.

     (b) Recipients of restricted stock pursuant to paragraph 9 will be required to pay taxes to MasTec upon the expiration of restriction periods or such earlier dates as elected pursuant to Section 83 of the Code; provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Board. In no event will Common Stock be delivered to any awardee until he has paid to MasTec in cash the amount of tax required to be withheld by MasTec or has elected to have his withholding obligations met by the withholding of Common stock in accordance with the procedures approved by the Board or otherwise entered into an agreement satisfactory to MasTec providing for payment of withholding tax.

     (c) MasTec will withhold from any cash bonus described in Paragraph 10, an amount of cash sufficient to meet its tax withholding obligations.

15. Changes in Capital. Upon changes in the outstanding Common Stock by reason of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not MasTec is a surviving corporation), an extraordinary dividend payable in cash or property, combination or exchange of shares, separation, reorganization or liquidation, the aggregate number and class of shares available under the Plan as to which stock options and restricted stock may be awarded, the number and class of shares under each option and the option price per share will be correspondingly adjusted by the Board, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options.

16.  Miscellaneous Provisions.

     (a) The Plan will be unfunded. MasTec will not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of any option under the Plan and issuance of shares upon exercise of options will be subordinate to the claims of MasTec's general creditors. Proceeds from the sale of shares of Common Stock pursuant to options granted under this Plan will constitute general funds of MasTec. The expenses of the Plan will be borne by MasTec.

     (b) It is understood that the Board may, at any time and from time to time after the granting of an option or the award of restricted stock or bonuses payable in Common Stock hereunder, specify such additional terms, conditions and restrictions with respect to such option or stock as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, terms, restrictions and conditions for compliance with federal and state securities laws and methods of withholding or providing for the payment of required taxes.

     (c) If at any time the Board will determine, in its discretion, that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no option or stock appreciation right may be exercised or restricted stock or stock bonus may be transferred in whole or in part unless and until such listing, registration, qualification, consent or approval will have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board in the exercise of its reasonable judgment.

     (d) By accepting any benefit under the Plan, each Participant and each person claiming under or through such person will be conclusively deemed to have indicated his acceptance and ratification, and consent to, any action taken under the Plan by the Board MasTec or the Board.

     (e) The Plan will be governed by and construed in accordance with the laws of the State of Florida.

17.  Limits of Liability.

     (a) Any liability of MasTec or a subsidiary of MasTec to any Participant with respect to an option or stock or other award will be based solely upon contractual obligations created by the Plan and the Agreement.

     (b) Neither MasTec nor a subsidiary of MasTec, nor any member of the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, will have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

18. Amendments. The Board may amend, alter or discontinue the Plan, at any time, including without limitation amendments necessary to qualify for an exemption or to comply with applicable law or regulations, provided, however, no amendment, alteration or discontinuation will be made which would impair the rights of any holder of an award of restricted stock or option or stock bonus theretofore granted, without his or her written consent, or which, without the approval of MasTec"s shareholders, would:

     (a) except as is provided in Paragraph 15, increase the maximum number of shares of Common Stock reserved for the purpose of the Plan;

     (b) except as is provided in Paragraphs 8(f) and 15 of the Plan, decrease the option price of an incentive stock option to less than 100% of the fair market value, as determined in Paragraph 8(a), of a share of Common Stock on the date of the granting of the option;

     (c) change the class of persons eligible to receive an award of restricted stock or options under the Plan; or

     (d) extend the duration of the Plan.

     The Board may amend the terms of any award of restricted stock or option theretofore granted, retroactively or prospectively, but no such amendment will impair the rights of any holder without his or her written consent.

19. Duration. The Plan will terminate upon the earlier of the following dates or events to occur:

     (a)  upon the adoption of a resolution of the Board  terminating  the Plan;
          or

     (b)  January 31, 2004.

     No such termination of the Plan will affect the rights of any Participant hereunder and all options previously granted and restricted stock and stock bonus awarded hereunder will continue in force and in operation after the termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan.